Exhibit 21.1

List of Subsidiaries

1.	LaSalle Hotel Operating Partnership, L.P.	54.	LHO Tom Joad Circle DC Lessee, L.L.C.
2.	LHO Hollywood Financing, Inc. (QRS)	55.	LHO Tom Joad Circle DC, L.L.C.
3.	LHO New Orleans Financing, Inc.	56.	LHO Mission Bay Rosie Hotel, L.L.C.
4.	LHO Financing, Inc.	57.	LHO Mission Bay Rosie Hotel, L.P.
5.	LHO Hollywood LM, L.P.	58.	LHO Mission Bay Rosie Lessee, Inc.
6.	LHO New Orleans LM, L.P.	59.	LHO Alexis Hotel, L.L.C.
7.	LHO Financing Partnership I, L.P.	60.	LHO Alexis Lessee, L.L.C.
8.	LHO Viking Hotel, L.L.C.	61.	LHO Chicago River, L.L.C.
9.	LHO Harborside Hotel, L.L.C.	62.	LHO Chicago River Lessee, L.L.C.
10.	LHO Mission Bay Hotel, L.P.	63.	LHO Michigan Avenue Freezeout Lessee, L.L.C.
11.	LHO San Diego Financing, L.L.C.	64.	LHO Michigan Avenue Freezeout, L.L.C.
12.	LaSalle Washington One Lessee, Inc.	65.	Lucky Town Burbank, L.P.
13.	LaSalle Washington Two Lessee, Inc.	66.	Lucky Town Burbank Lessee, Inc.
14.	LaSalle Washington Three Lessee, Inc.	67.	Lucky Town Burbank, L.L.C.
15.	LaSalle Washington Four Lessee, Inc.	68.	NYC Serenade Lessee, L.L.C.
16.	LHO Washington Five Lessee, L.L.C.	69.	NYC Serenade, L.L.C.
17.	LHO Washington Hotel One, L.L.C.	70.	Souldriver Lessee, Inc.
18.	LHO Washington Hotel Two, L.L.C.	71.	Souldriver, L.L.C.
19.	LHO Washington Hotel Three, L.L.C.	72.	Souldriver, L.P.
20.	LHO Washington Hotel Four, L.L.C.	73.	Magic Member, L.L.C.
21.	I&G Capital, L.L.C.	74.	Modern Magic Hotel, L.L.C.
22.	LaSalle Hotel Lessee, Inc.	75.	Magic Member Lessee, L.L.C.
23.	LHO Dallas One Lessee L.L.C.	76.	Modern Magic Hotel Lessee, L.L.C.
24.	LHO Dallas Beverages, Inc.	77.	Ramrod Lessee, Inc.
25.	LHO Bloomington One Lessee, L.L.C.	78.	Paradise Lessee, Inc.
26.	LHO Leesburg One Lessee, Inc.	79.	Glass Houses
27.	LHO Washington Hotel Six, L.L.C.	80.	DC One Lessee, L.L.C.
28.	LHO Washington Six Lessee, Inc.	81.	DC Two Lessee, L.L.C.
29.	LHO Indianapolis One Lessee, L.L.C.	82.	DC Three Lessee, L.L.C.
30.	LHO Indianapolis Hotel One MM, L.L.C.	83.	DC Four Lessee, L.L.C.
31.	LHO Indianapolis Hotel One CMM, Inc.	84.	DC Six Lessee, L.L.C.
32.	LHO Indianapolis Hotel One, L.L.C.	85.	DC I&G Capital Lessee, L.L.C.
33.	LHO Alexandria One, L.L.C.	86.	DA Entity, L.L.C.
34.	LHO Alexandria One Lessee, L.L.C.	87.	RDA Entity, Inc.
35.	LHO Santa Cruz Hotel One, L.L.C.	88.	H Street Shuffle, L.L.C.
36.	LHO San Diego Hotel One, L.L.C.	89.	H Street Shuffle Lessee, L.L.C.
37.	LHO San Diego Hotel One, L.P.	90.	Wild Innocent I, L.P.
38.	LHO Santa Cruz Hotel One, L.P.	91.	Wild I, L.L.C.
39.	LHO San Diego One Lessee, Inc.	92.	Innocent I, L.L.C.
40.	LHO Santa Cruz One Lessee, Inc.	93.	Wild Innocent I Lessee, L.L.C.
41.	LHO Grafton Hotel, L.P.	94.	Chimes of Freedom, L.L.C.
42.	LHO Grafton Hotel Lessee, Inc.	95.	Chimes I, L.L.C.
43.	LHO Grafton Hotel, L.L.C.	96.	Of Freedom I, L.L.C.
44.	LHO Onyx One Lessee, L.L.C	97.	Chimes of Freedom Lessee, L.L.C.
45.	LHO Onyx Hotel One, L.L.C.	98.	Geary Darling, L.P.
46.	LHO Badlands, L.L.C.	99.	Geary Darling, L.L.C.
47.	LHO Badlands Lessee, L.L.C.	100.	Geary Darling Lessee, Inc.
48.	LHO Le Parc, L.L.C.	101.	RW New York, L.L.C.
49.	LHO Le Parc, L.P.	102.	RW New York Lessee, L.L.C.
50.	LHO Le Parc Lessee, Inc.	103.	Chamber Maid, L.P.
51.	Westban Hotel Investors, L.L.C.	104.	Chamber Maid, L.L.C.
52.	LHO Backstreets, L.L.C.	105.	Chamber Maid Lessee, Inc.
53.	LHO Backstreets Lessee, L.L.C.